EXHIBIT 5.1

                             GREENBERG TRAURIG, LLP
                                MetLife Building
                                 200 Park Avenue
                            New York, New York 10166

                                                                   June 28, 2007

Integrated BioPharma, Inc.
225 Long Avenue
Hillside, New Jersey 07205

Dear Sirs:

              We are acting as counsel to Integrated BioPharma, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 filed on June 27, 2007 (as it may be amended, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), covering 2,300,000 shares of the Company's common stock, par value $.002 per share (the "Common Stock"), which are being registered in connection with the proposed sale of the shares of Common Stock by the selling stockholders listed therein.

              We have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on originals or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinion, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company, and others.

              Based upon the foregoing, and the laws of the State of Delaware, we are of the opinion that the 2,300,000 shares of Common Stock included in the Registration Statement have been duly authorized, and, when issued, delivered and paid for in accordance with the terms and conditions of the instruments governing their issuance, will be legally issued, fully paid, non-assessable and binding obligations of the Company under the laws of the State of Delaware.

              We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.


                                                Very truly yours,

                                                /s/ Greenberg Traurig, LLP

                                                GREENBERG TRAURIG, LLP